SUN LIFE ASSURANCE COMPANY OF CANADA (U.S.)
WELLESLEY HILLS, MA 02481


             APPLICATION FOR FLEXIBLE PREMIUM VARIABLE UNIVERSAL LIFE INSURANCE


1. Name (of proposed Insured): _________________________________________________
2. Address: ____________________________________________________________________
3. Sex: / / Male  / / Female      4. Date of Birth: __________________
5. Social Security Number:  ___________________

                                   COVERAGE SELECTION


6. A. Specified Face Amount:  _________   Additional Protection Benefit (APB)
      Rider Face Amount: __________
   B. Death Benefit Option: / / Option A (Specified Face Amount) / / Option B (Specified Face Amount plus Account Value)
   C. Definition of Life Insurance Test to be used: / / Cash Value
      / / Guideline Premium
   D. Issue Date Requested: __________
   E. Premium Mode: / / Annual   / / Semi-Annual
   F. Planned Periodic Premium: ____________________________


                               BENEFICIARY AND OWNER DESIGNATION


7. Beneficiary Designation (if Trust, provide Trust Information): ______________ _____________________________________ Relationship: ________________________
8. Owner (if other than proposed Insured):______________________________________
   Address: ____________________________________________________________________
   Relationship:__________ S.S.# or Tax I.D.#:___________ Date of Trust:________
                                                                 (if applicable)

                                    QUESTIONS

9. During the past three months, has the proposed Insured been actively at work on a full-time basis, at least 30 hours per week in a normal capacity, and not been absent for more than five consecutive days due to illness or
   medical treatment? IF NO, GIVE DETAILS BELOW.             / / Yes    / / No

10. Has the proposed Insured used tobacco (cigarettes, cigars, chewing tobacco, pipe, etc.) or any other substance containing nicotine, including Nicorette gum, within the past twelve months? IF YES, NUMBER OF EACH PRODUCT USED
    PER DAY: ________________________________________        / / Yes    / / No

11. In connection with the insurance applied for, does the Owner intend to replace, borrow against, surrender or discontinue existing insurance or annuities in force with this or any other insurer?
    IF YES, PROVIDE DETAILS.                                 / / Yes    / / No

12. Details: __________________________________________________________________

_______________________________________________________________________________

Corrections and Amendments (FOR HOME OFFICE USE ONLY): ________________________

_______________________________________________________________________________
COLI 2001

                                SIGNATURE SECTION

DECLARATION - By signing this application I understand and agree that:

a) All statements and answers in this application are true and complete to my best knowledge and belief. They will be used by the Insurer to which this Application is submitted (the "Company") to form the basis of any life insurance certificate to be issued;
b) No life insurance coverage shall take effect until the certificate applied for herein has actually been issued and delivered to the Owner and the full premium is received by the Company. No coverage shall take effect, in any case, unless the answer to Question 9 ("actively at work") as recorded in this application continues to be true and complete through the date of certificate delivery;
c) No licensed sales representative or other person except the Company's President, Secretary or Vice President has the authority to make or modify any life insurance certificate; to make a binding promise or decision about coverage or benefits; to change or waive any of the terms or requirements of any application or life insurance certificate;
d) In accepting any life insurance certificate which may be issued, I also accept all corrections and amendments which may be made by the Company, as recorded in the corrections and amendments section of this application;
e) The Owner shall have the right, without the consent of the Insured being required, to make written requests, from time to time, to change the amount of life insurance coverage;

f) Any illustration prepared in connection with this application does not form a part of any life insurance certificate which may be issued. The actual performance of any such certificate, including account values, cash surrender values, death benefit and duration of coverage, will be different from what may be illustrated because the hypothetical assumptions used in an illustration may not be indicative of actual future performance. I acknowledge that any credited rates of interest or investment experience of any separate account shown in an illustration are not estimates or guarantees of actual future performance. Future performance will depend on investment, mortality, expense and other experience of the Company. Future performance will be affected by any future changes in the credited rate of interest, cost of insurance rates or other expense charges for the life insurance. I acknowledge that any such future changes may be made at the Company's sole discretion;
g) All the certificate features, including the availability of the APB rider and the financial impact of the certificate/APB rider mix selected, have been reviewed with me by the Sales Representative whose name is listed below;
h) In connection therewith, it is expressly acknowledged that the certificate, as applied for, is suitable for the insurance needs and anticipated financial objectives of the undersigned;
i) I understand that any person who knowingly and with intent to defraud any insurance company or other person files an application for insurance or statement of claim containing any materially false information or conceals, for the purpose of misleading, information concerning any fact material thereto commits a fraudulent insurance act, which is a crime as determined by a court of competent jurisdiction, depending upon state law, and subjects such person to criminal and civil penalties.

SUITABILITY: I also hereby understand and agree that all values and benefits provided by the life insurance certificate applied for are based on the investment experience of a separate account and are not guaranteed, such that:

-  THE DEATH BENEFIT AMOUNT MAY INCREASE OR DECREASE TO REFLECT THE
   INVESTMENT EXPERIENCE OF THE VARIOUS SUB-ACCOUNTS WHICH COMPRISE THE COMPANY'S VARIABLE LIFE INSURANCE SEPARATE ACCOUNT.
- THE DURATION OF COVERAGE MAY ALSO INCREASE OR DECREASE, DUE TO THE INVESTMENT EXPERIENCE OF THESE VARIOUS SUB-ACCOUNTS.
- THE ACCOUNT VALUE AND CASH SURRENDER VALUE MAY INCREASE OR DECREASE TO REFLECT THE INVESTMENT EXPERIENCE OF THESE VARIOUS
   SUB-ACCOUNTS.
- THERE IS NO GUARANTEED MINIMUM CERTIFICATE VALUE NOR ARE ANY CERTIFICATE VALUES GUARANTEED AS TO DOLLAR AMOUNT.

I also acknowledge receipt of a current prospectus from the Company for the flexible premium variable universal life certificate and also for each of the underlying investment companies of the various sub-accounts.


-----------------------------------------  -----------------------------------
Signature of proposed Insured              Signature of Applicant/Owner

-----------------------------------------  -----------------------------------   -----------------
Signature of Witness/Sales Representative  Sales Representative's License No.    Date


OWNER'S CERTIFICATION: THE INTERNAL REVENUE SERVICE (IRS) DOES NOT REQUIRE THE OWNER'S CONSENT TO ANY PROVISION OF THIS DOCUMENT, OTHER THAN THE CERTIFICATION REQUIRED TO AVOID BACKUP WITHHOLDING. Under penalties of perjury, I, as Owner, certify that:

1) The number shown in item 5 (or item 8 if the Owner is not the proposed Insured) of this form is my correct taxpayer identification number, AND 2) I am not subject to backup withholding because (a) I am exempt from backup withholding, or (b) I have not been notified by the Internal Revenue Service
(IRS) that I am subject to backup withholding as a result of failure to report all interest or dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding.


-------------------------------------------------   --------------------------
Signature of Owner/Taxpayer                         Date




                     LICENSED SALES REPRESENTATIVE'S REPORT


1. In connection with the certificate applied for, does the Owner intend to replace, borrow against, surrender or discontinue existing insurance or annuities (including group) in force with this or any other insurer?
                                                                 / / Yes  / / No
   IF YES, PROVIDE DETAILS AND ANY NECESSARY FORMS._____________________________

2. Based on your reasonable inquiry about the applicant's financial situation, insurance objectives and needs, do you believe that the certificate, including the certificate/APB rider mix as applied for, is suitable for the insurance needs, the services to be provided and anticipated financial
    objectives of the proposed Owner?                          / /  Yes  / / No

3. To whom shall premium notices and correspondence be sent (if other than the Owner):

         -------------------------------------------------------------

         -------------------------------------------------------------

         -------------------------------------------------------------


4.  Licensed Sales Representatives who will share commissions:
         Name                      License Number            Share %

         -----------------------   ----------------------    ------------------

         -----------------------   ----------------------    ------------------

         -----------------------   ----------------------    ------------------

         -----------------------   ----------------------    ------------------

I,                    ,  certify:
   -------------------
      Print name

1. That the questions contained in this application were asked of the proposed Insured and applicant and that I have truly and accurately recorded all the information supplied by the proposed Insured and applicant.
2. That I have reviewed with the applicant all the certificate features, including the availability of the APB rider and financial impact of the certificate/APB rider mix selected
3. That a current prospectus for the certificate applied for and for each of the underlying investment companies of the various sub-accounts has been given to the applicant.
4. That all answers made by me in the above Licensed Sales Representative's Report are true and complete to the best of my knowledge and belief.



-------------------------------------------   ------------
Signature of Licensed Sales Representative    Date